Investor Relations:             Media Contact:
Darice Liu               Matt McLoughlin
Universal Display         Gregory FCA
dliu@udcoled.com              matt@gregoryfca.com
609-671-0980 x558             610-228-2123

UNIVERSAL DISPLAY CORPORATION ANNOUNCES
THIRD QUARTER 2013 FINANCIAL RESULTS

Ewing, New Jersey — November 07, 2013 — Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, reported its financial results today for the quarter and nine-month period, ended September 30, 2013.

For the third quarter of 2013, the Company reported net income of $5.5 million, or $0.12 per diluted share, on revenues of $32.8 million. For the third quarter of 2012, the Company reported a net loss of $5.5 million, or $(0.12) per diluted share, on revenues of $12.5 million.

“Universal Display delivered outstanding third quarter results that were directly attributable to the commercial adoption of its red emitter, green emitter and green host materials. The use of these industry leading materials in a number of new products resulted in record material sales in the quarter,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “Looking forward, we believe the OLED industry is poised for robust growth as product roadmaps are further developed, new manufacturing capacity ramps and new display and lighting manufacturers enter the market. The strength of our phosphorescent OLED core competency, coupled with an expanding IP and materials technology portfolio, leaves us well-positioned to continue to offer industry leading material and technology solutions for this evolving and growing market.”

Third Quarter Results

Revenues for the third quarter of 2013 were $32.8 million compared to revenues of $12.5 million in the same quarter of 2012. Growth in third quarter revenues was led by a 176% increase in material sales, which rose to $30.3 million, up from $11.0 million in the third quarter of 2012, reflecting strong volume growth in sales of green emitter and host materials. Royalty and license fees were $1.5 million in the third quarter of 2013 compared to $0.4 million in the same quarter of 2012. Technology development and support revenue was $1.1 million for both the third quarter of 2013 and 2012.

No revenue was recognized under the Samsung Display Co., Ltd. (SDC) licensing agreement in the third quarter, as SDC is obligated to make licensing payments in the second and fourth quarters of the year. For 2013, the Company recognized $20 million in SDC licensing revenue in the second quarter and expects to recognize another $20 million in the fourth quarter, for a total of $40 million in SDC licensing revenues for the year.

Operating expenses for the third quarter of 2013 were $28.6 million compared to $18.6 million in the same quarter of 2012. Cost of materials for the third quarter were $9.8 million compared to $1.1 million in the third quarter of 2012, reflecting an increase in the quantity of material shipped and changes in product mix.

The Company reported operating income of $4.2 million for the third quarter of 2013, compared to operating loss of $6.1 million for the third quarter of 2012.

The Company’s balance sheet remained strong, with cash and cash equivalents and short-term investments of $248.3 million as of September 30, 2013.

First Nine Months Results

Revenues for the first nine months of 2013 were $97.2 million, a 76% increase from the $55.1 million generated in the first nine months of 2012. Material sales in the first nine months of the year were $70.2 million, a 104% increase compared to material sales of $34.4 million in the first nine months of 2012. Operating income in the first nine months of 2013 was $18.8 million, more than tripling the $5.3 million of operating income in the first nine months of 2012. For the first nine months of 2013, the Company reported net income of $16.2 million, or $0.35 per diluted share, compared to $4.3 million, or $0.09 per diluted share, in the same period in 2012. In the first nine months of the year, the Company generated $22.6 million in operating cash flow, a 214% increase from the $7.2 million of operating cash flow in the first nine of months of 2012.

2013 Guidance

Although the OLED industry is still at a stage where many variables can have a material impact on its growth, the Company now has better visibility into its potential future financial performance for this year and expects 2013 revenues to be approximately $142-$144 million, compared to the prior guidance of reaching the high end of its $110-$125 million range.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call, followed by a question and answer session, on Thursday, November 7, 2013 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the "events" portion of the Company's website at www.udcoled.com. Those wishing to participate in the live call should dial 1-888-549-7880 (toll-free) or 1-480-629-9867. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation
Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries. Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 3,000 issued and pending patents worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology, that can enable the development of low power and eco-friendly displays and white lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Based in Ewing, New Jersey, with international offices in Ireland, South Korea, Hong Kong, Japan and Taiwan, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc. The Company has also established relationships with companies such as AU Optronics Corporation, DuPont Displays, Inc., Innolux Corporation, Konica Minolta Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., Moser Baer Technologies Inc., Panasonic Idemitsu OLED Lighting Co., Pioneer Corporation, Samsung Display Co., Ltd., Seiko Epson Corporation, Sony Corporation, Showa Denko K.K., and Tohoku Pioneer Corporation. To learn more about Universal Display, please visit www.udcoled.com.

Universal Display Corporation and the Universal Display logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2012. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except for share and per share data)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,085	$85,923
Short-term investments	181,193	158,018
Accounts receivable	17,785	8,657
Inventory	7,852	11,018
Other current assets	6,387	3,929
Total current assets	280,302	267,545
PROPERTY AND EQUIPMENT, net	14,698	11,808
ACQUIRED TECHNOLOGY, net	96,768	104,624
INVESTMENTS	7,971	1,270
OTHER ASSETS	282	277
TOTAL ASSETS	$400,021	$385,524

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,042	$7,596
Accrued expenses	9,661	10,394
Deferred revenue	3,684	4,273
Other current liabilities	15	36
Total current liabilities	21,402	22,299
DEFERRED REVENUE	2,591	3,153
RETIREMENT PLAN BENEFIT LIABILITY	10,579	9,837
Total liabilities	34,572	35,289
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 100,000,000 shares authorized, 46,670,763 and 46,561,437 shares issued at September 30, 2013 and December 31, 2012, respectively	467	465
Additional paid-in capital	568,896	564,883
Accumulated deficit	(188,045)	(204,211)
Accumulated other comprehensive loss	(5,213)	(5,702)
Treasury stock, at cost (401,501 and 205,902 shares at September 30, 2013 and December 31, 2012, respectively)	(10,658)	(5,202)
Total shareholders’ equity	365,449	350,235
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$400,021	$385,524

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUE:
Material sales	$30,286	$10,984	$70,175	$34,361
Royalty and license fees	1,456	396	23,956	16,253
Technology development and support revenue	1,084	1,124	3,030	4,497
Total revenue	32,826	12,504	97,161	55,111
OPERATING EXPENSES:
Cost of material sales	9,783	1,094	21,157	3,793
Research and development	7,862	8,177	24,116	22,074
Selling, general and administrative	6,411	5,275	17,918	14,761
Patent costs and amortization of acquired technology	3,899	3,736	13,038	7,859
Royalty and license expense	624	283	2,108	1,319
Total operating expenses	28,579	18,565	78,337	49,806
Operating income (loss)	4,247	(6,061)	18,824	5,305
INTEREST INCOME	206	272	594	986
INTEREST EXPENSE	(13)	(5)	(31)	(43)
INCOME (LOSS) BEFORE INCOME TAXES	4,440	(5,794)	19,387	6,248
INCOME TAX BENEFIT (EXPENSE)	1,102	326	(3,221)	(1,973)
NET INCOME (LOSS)	5,542	(5,468)	16,166	4,275

NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$0.12	$(0.12)	$0.35	$0.09
DILUTED	$0.12	$(0.12)	$0.35	$0.09
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME (LOSS) PER COMMON SHARE:
BASIC	45,912,512	46,006,290	45,865,395	45,916,536
DILUTED	46,594,843	46,006,290	46,547,568	46,912,557

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,166	$4,275
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue	(3,282)	(2,685)
Depreciation	1,493	1,449
Amortization of intangibles	8,224	2,126
Amortization of premium and discount on investments, net	(336)	(612)
Stock-based employee compensation	4,514	3,111
Stock-based compensation to Board of Directors and Scientific Advisory Board	597	648
Retirement plan benefit expense	1,250	1,165
(Increase) decrease in assets:
Accounts receivable	(9,128)	2,856
Inventory	3,166	(5,608)
Other current assets	(2,458)	(2,745)
Other assets	(5)	37
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	265	1,538
Other current liabilities	(21)	(3)
Deferred revenue	2,131	1,627
Net cash provided by operating activities	22,576	7,179
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,200)	(2,278)
Additions to intangibles	(367)	(109,102)
Purchase of investments	(284,581)	(209,244)
Proceeds from sale of investments	255,022	278,412
Net cash used in investing activities	(34,126)	(42,212)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	268	244
Repurchase of common stock	(5,456)	—
Proceeds from the exercise of common stock options	890	1,323
Payment of withholding taxes related to stock-based employee compensation	(2,990)	(4,136)
Net cash used in financing activities	(7,288)	(2,569)
DECREASE IN CASH AND CASH EQUIVALENTS	(18,838)	(37,602)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	85,923	111,795
CASH AND CASH EQUIVALENTS, END OF PERIOD	$67,085	$74,193

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